UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Genpact Limited, a Bermuda company (“Genpact” or the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) in New York, New York. At the Annual Meeting, Genpact shareholders approved three proposals. The proposals are described in detail in Genpact’s previously filed Proxy Statement related to the Annual Meeting.

Proposal 1

        Genpact shareholders elected ten individuals to the Board as set forth below:
	Votes cast in favor	Votes withheld	Broker non-votes
N.V. Tyagarajan	157,770,643	1,943,963	22,260,860
Robert G. Scott	157,977,443	1,737,163	22,260,860
John Barter	158,542,156	1,172,450	22,260,860
Mark F. Dzialga	126,414,274	33,300,332	22,260,860
Douglas M. Kaden	158,335,959	1,378,647	22,260,860
Jagdish Khattar	158,147,249	1,567,357	22,260,860
James C. Madden	158,542,156	1,172,450	22,260,860
Denis J. Nayden	123,496,163	36,218,443	22,260,860
Gary Reiner	123,998,368	35,716,238	22,260,860
A. Michael Spence	131,154,206	28,560,400	22,260,860

Proposal 2

Genpact shareholders ratified the appointment of KPMG as the company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Ratification of Independent Registered Public Accounting Firm
Votes cast in favor	180,960,136
Votes cast against	993,078
Votes abstaining	22,252

Proposal 3

Genpact shareholders approved the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan as set forth below:

Approval of the Amendment and Restatement of the 2007 Omnibus Incentive Plan
Votes cast in favor	153,233,297
Votes cast against	5,789,108
Votes abstaining	692,201
Broker non-votes	22,260,860

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 21, 2012	By:	/s/ Heather White
	Name:	Heather White
	Title:	Vice President